Exhibit 99.1

SYSTEMAX REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

-Industrial Generates Record Sales of $235.8 Million, Growth of 15% Over Prior Year-
-Consolidated Operating Income from Continuing Operations Increases 47%; EPS increases to $0.40-
- Board Declares $0.11 Dividend -

PORT WASHINGTON, NY, October 30, 2018 – Systemax Inc. (NYSE: SYX) today announced financial results for the third quarter ended September 30, 2018.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended September 30,		Nine Months Ended September 30,
GAAP Results**	2018	2017	2018	2017
Net sales	$235.8	$204.4	$679.2	$597.3
Gross profit	$82.2	$71.2	$234.7	$207.9
Gross margin	34.9%	34.8%	34.6%	34.8%
Operating income	$18.4	$12.5	$47.8	$34.5
Operating margin	7.8%	6.1%	7.0%	5.8%
Net income from continuing operations	$15.1	$11.3	$37.2	$32.9
Net income per diluted share from continuing operations	$0.40	$0.30	$0.98	$0.88
Net income (loss) from discontinued operations	$163.7	$0.0	$174.4	$(26.3)
Net income (loss) per diluted share from discontinued operations	$4.32	$0.00	$4.59	$(0.70)
Non-GAAP Results**
Operating income	$19.6	$13.5	$50.0	$37.4
Operating margin	8.3%	6.6%	7.4%	6.3%
Net income from continuing operations	$14.7	$8.6	$37.1	$24.4
Net income per diluted share from continuing operations	$0.39	$0.23	$0.98	$0.65

Third Quarter 2018 Financial Summary:

•	Consolidated sales increased 15.4% to $235.8 million in U.S. dollars. On a constant currency basis, average daily sales increased 15.6%.

•	Consolidated operating income grew 47.2% to $18.4 million compared to $12.5 million last year on a GAAP basis. On a Non-GAAP basis, consolidated operating income grew 45.2% to $19.6 million.

•	Net income per diluted share from continuing operations grew 33.3% to $0.40. Non-GAAP net income per diluted share from continuing operations grew 69.6% to $0.39.

•
Net income per diluted share from discontinued operations was $4.32, primarily related to the $160.0 million book gain recognized on the sale of the Company's France business and the inclusion of the 2018 France operating results in discontinued operations for the third quarter of 2018.

Nine Months 2018 Financial Summary:

•	Consolidated sales increased 13.7% to $679.2 million in U.S. dollars. On a constant currency basis, average daily sales increased 13.7%.

•	Consolidated operating income grew 38.6% to $47.8 million compared to $34.5 million last year on a GAAP basis. On a Non-GAAP basis, consolidated operating income grew 33.7% to $50.0 million.

•	Net income per diluted share from continuing operations grew 11.4% to $0.98. Non-GAAP net income per diluted share from continuing operations grew 50.8% to $0.98.

•
Net income per diluted share from discontinued operations was $4.59, primarily related to the $160.0 million book gain recognized on the sale of the Company's France business and the inclusion of the 2018 France operating results in discontinued operations in 2018.

Larry Reinhold, Chief Executive Officer, said, “In the third quarter, our Industrial Products Group delivered an all-time record performance. Sales increased over 15% organically compared to the third quarter of last year, and the rate of sales growth has accelerated for five consecutive quarters. Demand was robust across the business with solid performance in our managed sales channels, as well as continued generation of new customers through our leading e-commerce platform. Operating leverage remains healthy, with segment operating margin above 10% for the second consecutive quarter and expanded from the third quarter of last year. We saw no material impact on the business or profitability from tariffs in the quarter."

"The sale of our France business in August generated gross proceeds of almost $270 million dollars, before taxes and transaction costs, and marked the completion of the strategic restructuring of our operations. Today, we are focused on driving profitable growth within the Industrial Products Group, which is a healthy and high performing business that has delivered consistent double-digit organic revenue increases for many years. Industrial has significantly expanded its operations, improved its profitability dramatically, and has multiple growth opportunities in its future. It is uniquely positioned to serve the SMB market and we are making investments to further enhance its competitive position and expand the value we bring to customers. With strong cash flow generation and an exceptional balance sheet we have significant financial flexibility to capitalize on our growth opportunities, pursue strategic M&A and return capital to our shareholders."

At September 30, 2018, the Company had total working capital of $346.7 million, cash and cash equivalents of $302.8 million and excess availability under its credit facility of approximately $71.1 million. Our cash position reflects the repatriation of the cash generated from the sale of our France business less taxes and transaction costs associated with the sale most of which were paid in September. The Company’s board of directors has declared a cash dividend of $0.11 per share to common stock shareholders of record at the close of business on November 12, 2018, payable on November 19, 2018.  The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its third quarter 2018 results today, October 30, 2018 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America going to market through a system of branded e-Commerce websites and relationship marketers.    The primary brand is Global Industrial.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from and winding down of our sold NATG operations, financing needs, compliance with financial covenants in loan agreements, plans for acquisitions or sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; the Company's management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; we could suffer a data security breach due to our e-commerce and data storage systems being hacked by those seeking to steal Company information, vendor, employee or customer personal information, or due to employee error, resulting in disruption to our operations, loss of information and privacy, legal claims and adverse material impact on our reputation and business; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; technological change has had and can continue to have a material effect on our product mix and results of operations; general economic conditions will continue to impact our business; extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales; our international operations are subject to risks such as fluctuations in currency rates and foreign regulatory requirements, and our operations are subject to the impact of newly enacted U.S. and foreign tariffs, and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6740
mike@theplunkettgroup.com

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended on September 29, 2018 and September 30, 2017. The third quarter of both 2018 and 2017 included 13 weeks and the first nine months of both 2018 and 2017 included 39 weeks.

**On August 31, 2018, the Company closed on the sale of its France operations. Prior and current year results of these operations, along with the associated gain on the sale, have been classified as discontinued operations. On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale recorded in 2017, have been classified as discontinued operations. On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”). Pursuant to this transaction, the Company continues to wind down the remaining operations of NATG during 2018. Costs of the wind down in 2018 and 2017 are included in continuing and discontinued operations.

Condensed Consolidated Statements of Operations – GAAP - Unaudited
(In millions, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales	$235.8	$204.4	$679.2	$597.3
Cost of sales	153.6	133.2	444.5	389.4
Gross profit	82.2	71.2	234.7	207.9
Gross margin	34.9%	34.8%	34.6%	34.8%
Selling, distribution and administrative expenses	62.9	58.6	186.0	173.1
Special charges	0.9	0.1	0.9	0.3
Operating income from continuing operations	18.4	12.5	47.8	34.5
Operating margin	7.8%	6.1%	7.0%	5.8%
Interest and other (income) expense, net	(0.3)	0.2	(0.2)	(0.2)
Income from continuing operations before income taxes	18.7	12.3	48.0	34.7
Provision for income taxes	3.6	1.0	10.8	1.8
Net income from continuing operations	15.1	11.3	37.2	32.9
Net income (loss) from discontinued operations	163.7	0.0	174.4	(26.3)
Net income	$178.8	$11.3	$211.6	$6.6

Net income per common share from continuing operations:
Basic	$0.41	$0.31	$1.00	$0.89
Diluted	$0.40	$0.30	$0.98	$0.88

Net income (loss) per common share from discontinued operations:
Basic	$4.40	$0.00	$4.69	$(0.71)
Diluted	$4.32	$0.00	$4.59	$(0.70)

Net income per common share:
Basic	$4.81	$0.31	$5.69	$0.18
Diluted	$4.72	$0.30	$5.57	$0.18

Weighted average common and common equivalent shares:
Basic	37.2	37.0	37.2	37.0
Diluted	37.9	37.7	38.0	37.4

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – GAAP - Unaudited
(In millions)

	September 30,	December 31,
	2018	2017
Current assets:
Cash and cash equivalents	$302.8	$184.5
Accounts receivable, net	87.9	73.1
Inventories	91.2	88.2
Prepaid expenses and other current assets	8.7	3.3
Current assets of discontinued operations	0.0	145.0
Total current assets	490.6	494.1
Property, plant and equipment, net	14.3	14.0
Goodwill, intangibles and other assets	23.4	31.8
Long term assets of discontinued operations	0.0	11.5
Total assets	$528.3	$551.4

Current liabilities:
Accounts payable and accrued expenses	$143.9	$146.6
Dividend payable	0.0	55.7
Current liabilities of discontinued operations	0.0	113.5
Total current liabilities	143.9	315.8
Deferred tax liability	0.1	0.1
Other liabilities	13.0	19.9
Long term liabilities of discontinued operations	0.0	3.8
Shareholders’ equity	371.3	211.8
Total liabilities and shareholders’ equity	$528.3	$551.4

Supplemental Continuing Operations Business Unit Summary Results - Unaudited (In millions)
Industrial Products Group
	Quarter Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Sales	$235.8	$204.4	15.4%	$679.2	$597.3	13.7%
Average daily sales*	$3.7	$3.2	15.4%	$3.6	$3.1	13.7%
Gross profit	$82.2	$71.2	15.4%	$234.7	$207.9	12.9%
Gross margin	34.9%	34.8%		34.6%	34.8%
Operating income (Non-GAAP)**	$24.2	$20.2	19.8%	$64.1	$56.2	14.1%
Operating margin (Non-GAAP)	10.3%	9.9%		9.4%	9.4%
Corporate & Other
	Quarter Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Operating expenses (Non-GAAP)**	$(4.6)	$(6.7)	31.3%	$(14.1)	$(18.8)	25.0%
Consolidated (1,2)
	Quarter Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
Sales	$235.8	$204.4	15.4%	$679.2	$597.3	13.7%
Gross profit	$82.2	$71.2	15.4%	$234.7	$207.9	12.9%
Gross margin	34.9%	34.8%		34.6%	34.8%
Operating income (Non-GAAP)**	$19.6	$13.5	45.2%	$50.0	$37.4	33.7%
Operating margin (Non-GAAP)	8.3%	6.6%		7.4%	6.3%

*	Percentages are calculated using sales data in hundreds of thousands. In Q3 2018 and 2017, IPG had 63 selling days and for the first nine months of 2018 and 2017, IPG had 191 selling days.

**
See Reconciliation of Segment and Consolidated GAAP Operating Income (Loss) from Continuing Operations to Segment and Consolidated Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited

1
On August 31, 2018, the Company closed on the sale of the France operations. Prior and current year results of these divested operations, along with the associated gain, have been classified as discontinued operations. On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale recorded in 2017, have been classified as discontinued operations. On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”). Pursuant to this transaction, the Company continues to wind down the remaining operations of NATG during 2018. Costs of the wind down in 2018 and 2017 are included in continuing and discontinued operations.

2
Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on September 29, 2018 and September 30, 2017. The third quarters of both 2018 and 2017 included 13 weeks and the first nine months of both 2018 and 2017 included 39 weeks.

SYSTEMAX INC.
Reconciliation of Segment and Consolidated GAAP Operating Income (Loss) from Continuing Operations to Segment and Consolidated Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Industrial Products	$23.9	$19.8	$63.2	$55.2
Technology Products - NA	(0.8)	(0.3)	(0.8)	(0.7)
Corporate and Other	(4.7)	(7.0)	(14.6)	(20.0)
GAAP operating income	18.4	12.5	47.8	34.5

Non-GAAP adjustments:
Industrial Products:
Intangible asset amortization	0.3	0.3	0.8	0.8
Stock based compensation	0.0	0.1	0.1	0.2
Total Non-GAAP Adjustments – Industrial Products	0.3	0.4	0.9	1.0

Technology Products - NA:
Reverse results of NATG included in GAAP continuing operations	0.8	0.3	0.8	0.7
Total Non-GAAP Adjustments: Technology Products NA	0.8	0.3	0.8	0.7

Corporate and Other:
Stock based compensation	0.0	0.2	0.4	0.9
Reverse results of Germany included in GAAP continuing operations	0.1	0.1	0.1	0.3
Total Non-GAAP Adjustments: Corporate and Other	0.1	0.3	0.5	1.2

Industrial Products	24.2	20.2	64.1	56.2
Technology Products- NA	0.0	0.0	0.0	0.0
Corporate and Other	(4.6)	(6.7)	(14.1)	(18.8)
Non-GAAP operating income	$19.6	$13.5	$50.0	$37.4

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP
Net Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP
Net income from continuing operations	$15.1	$11.3	$37.2	$32.9
Provision for income taxes from continuing operations	3.6	1.0	10.8	1.8
Income from continuing operations before income taxes	18.7	12.3	48.0	34.7
Interest and other (income) expense from continuing operations, net	(0.3)	0.2	(0.2)	(0.2)
Operating income from continuing operations	18.4	12.5	47.8	34.5

Non-GAAP adjustments:
Reverse results of NATG and Germany included in GAAP operating income from continuing operations	0.9	0.4	0.9	1.0
Recurring adjustments	0.3	0.6	1.3	1.9
Adjusted operating income	19.6	13.5	50.0	37.4
Interest and other expense (income), net	(0.3)	0.2	(0.2)	(0.2)
Income before income taxes	19.9	13.3	50.2	37.6
Normalized provision for income taxes	5.2	4.7	13.1	13.2
Normalized effective tax rate (1)	26.0%	35.0%	26.0%	35.0%
Non-GAAP net income from continuing operations	$14.7	$8.6	$37.1	$24.4

GAAP net income per diluted share from continuing operations	$0.40	$0.30	$0.98	$0.88
Non-GAAP net income per diluted share from continuing operations	$0.39	$0.23	$0.98	$0.65

(1)	Effective tax rate of 26% used in the third quarter and nine months of 2018 and 35% in the second quarter and first half of 2017.